GREENPAR INTERNATIONAL CO.,LTD (BVI COMPANY NUMBER:1514273) **("Lender")** agrees to provide a loan facility to Beroni Group Limited **("Borrower")** on the following terms and conditions:

1.	**Principal Amount:**	USD 1 million
2.	**Availability:**	Immediate upon signing.
3.	**Method of Draw Down:**	Upon receipt of a written notice by the Borrower to the Lender to a bank account nominated by the Borrower which is as follows: **Account Name:** BERONI GROUP LIMITED **Add:** LEVEL 16, 175 PITT ST, SYDNEY NSW 2000 Australia **Account Number:** **USD Account:** 100000500163066 **Bank Name:** Bank of China Limited Sydney Branch **Bank Address:** 39-41 York Street Sydney NSW 2000 **SWIFT:** BKCHAU2SXXX
4.	**Repayment Date:**	12 months from date of signing of this agreement.
5.	**Interest Rate:**	Nil.
6.	**Payment of Interest:**	None.
7.	**Facility Fee:**	Nil.
8.	**Security:**	Nil.
9.	**Conversion Price:**	USD 1 dollar per share.
10.	**Conversion Shares:**	1,000,000 ordinary fully paid shares in the Company to be issued to Zheng Jian.
11.	**Conversion:**	Unless otherwise agreed by the parties in writing, upon listing on the Nasdaq Stock Exchange or another US national securities exchange, the Company must convert the Principal amount that

have not otherwise been converted or repaid by applying the Principal as subscription funds for the Conversion Shares which are to be issued to the Lender's shareholder, Zheng Jian.

12. **Events of Default:**

The whole of the amount drawn down by the Borrower and outstanding Interest (calculated on the date of the relevant default) will immediately become due and payable if any of the following events shall occur and written notice of the occurrence of such event **("relevant default")** is given to the Borrower:

(a) an order is made for or an effective resolution is passed for the winding up (unless for the purpose of amalgamation or reconstruction whilst solvent, the terms of which shall previously have been approved by the Lender in writing);

(b) a receiver (which shall include a receiver and manager) or an official manager or administrator is appointed to the undertaking, property or assets of any part of the Borrower;

(c) any action is taken with respect to or for the bankruptcy or insolvency of the Borrower;

(d) the Borrower stops payment generally or ceases or threatens to cease to carry on business or the major part thereof;

13. **Costs:**

Each party shall pay their own costs in relation to the instructions for and the preparation and execution of this agreement. The Borrower shall pay all stamp duty on or in respect of this agreement.

14. **Compliance with Laws:**

The Lender warrants and represents in favor of the Borrower that nothing in this agreement or any act or thing to be done under this agreement contravenes the Corporations Act. To the extent that shareholder approval is required in relation to any benefit to be given under this agreement:

(a) the parties shall cooperate and use their reasonable endeavors to obtain shareholder approval; and

(b) the date by which that benefit is payable shall be deferred until shareholder approval is obtained.

15. **Notices:**

All notices, notifications, requests, demands, consents, approvals, agreements, or other communications to or by you or us or any other entity referred to in this agreement shall be in writing and shall be deemed to be duly given or made:

(a) (in the case of delivery in person or by post) when delivered; or

(b) (in the case of facsimile) on receipt by the sender of the answer back code of the recipient at the end of transmission, to the entity to which such communication is required or permitted to be given pursuant to this agreement, addressed to its address as shown in this agreement or at such address as the relevant addressee may specify for such purposes to the others by notice in writing.

16. **Governing Law:**

This agreement is governed by the laws of New South Wales and the parties submit to the non-exclusive jurisdiction of the courts of New South Wales.

Yours faithfully

Jacky Zhang

Jacky Zhang
CEO
Beroni Group Limited

BERONI GROUP 貝羅尼集团

Peter Wong

Peter Wong
CFO
Beroni Group Limited

By signing this Agreement, you agree to be bound by the terms and conditions of this Agreement.

For and on behalf of
GREENPAR INTERNATIONAL CO., LTD.

Authorized Signature(s)

DATED **DD/MM/YYYY**
10/10/2023